Exhibit 99.1
Xos Delivers Third Consecutive Quarter of Positive Operating and Free Cash Flow, Accelerates Platform Expansion Across Vehicles, Powertrains, and Energy Storage
Delivered first production powertrains for Blue Bird school buses

Achieved third consecutive quarter of positive operating cash flow and free cash flow, ending 2025 with $14.0 million in cash — up 28% year-over-year

Reduced full-year operating expenses by $14.0 million (28.2% YoY) and cut full-year EBITDA loss by more than half — from $42.2 million to $21.0 million

LOS ANGELES, CA – March 26, 2026 – Xos, Inc. (NASDAQ: XOS) ("Xos" or the "Company"), a leading energy storage and fleet electrification solutions provider, today reported financial results for the fourth quarter and full year ended December 31, 2025. Building on a year of disciplined execution and consistent operational improvement, Xos closed 2025 with its third consecutive quarter of positive operating cash flow and positive free cash flow, reinforcing the durability of its operating model and the strength of its multi-product platform spanning vehicles, powertrains, and energy storage.
Fourth Quarter Highlights:
•Xos achieved positive net cash provided by operating activities and positive free cash flow of $2.4 million in Q4, marking three straight quarters of cash-positive operations. This performance reflects meaningful improvements in the Company's operating model, including faster inventory turnover and more efficient receivables collection, which have driven stronger cash generation and improved working capital efficiency.
•Operating expenses reduced by 34.6% year-over-year. Fourth quarter operating expenses decreased by $3.8 million compared to Q4 2024, driven by continued headcount efficiency and cost discipline across the organization.
•Operating loss reduced by 33.2%. The Company reported an operating loss of $9.7 million and a non-GAAP operating loss of $4.6 million in Q4 2025, compared to an operating loss of $14.6 million and a non-GAAP operating loss of $6.4 million in Q4 2024 — a 27.1% improvement in non-GAAP operating loss.
•Xos delivered 34 units and generated $5.2 million in revenue in the fourth quarter, compared to 51 units and $11.5 million in Q4 2024 as the Company began shifting focus and allocating resources to powertrain production as opposed to stepvans and chassis.
•Gross margins decreased to negative 50.5%, compared to negative 32.4% in Q4 2024. Non-GAAP gross margins were 5.2%, compared to 23.2% in Q4 2024. The decrease was driven by higher inventory reserves and associated write-downs due to changes in the Company's commercialization strategy, as well as higher warranty reserves.
•EBITDA improved to a loss of $8.5 million from a loss of $13.4 million in Q4 2024, and adjusted EBITDA improved to a loss of $7.0 million from a loss of $12.0 million in the prior year.
Full Year 2025 Highlights:
•Xos delivered 328 units in 2025, a 10% increase from 297 units in 2024. Revenue was $46.0 million compared to $56.0 million in 2024, with the year-over-year decline in revenue per unit reflecting a strategic shift in product mix toward stripped chassis and powertrain units as opposed to complete stepvans.
•Second consecutive full year of positive gross margin. The Company achieved a gross margin of 5.9% in 2025, compared to 7.1% in 2024, and non-GAAP gross margin of 8.8%, compared to 18.0% in 2024.
•Operating expenses reduced by $14.0 million, or 28.2%. Full-year operating expenses declined to $35.8 million from $49.8 million in 2024, underscoring sustained structural cost improvement and a leaner, more efficient operating model.
•Operating loss narrowed by 27.9%. The Company reported a full-year operating loss of $33.1 million and a non-GAAP operating loss of $24.3 million, compared to an operating loss of $45.9 million and a non-GAAP operating loss of $32.1 million in 2024 — a 24.1% improvement in non-GAAP operating loss.
•EBITDA loss cut by more than half. Full-year EBITDA improved to a loss of $21.0 million from $42.2 million in 2024 — a $21.2 million improvement. Adjusted EBITDA improved to a loss of $23.5 million from $34.8 million, a 33% improvement reflecting the compounding benefits of cost discipline and operational efficiency.
•Cash position strengthened to $14.0 million. Xos ended the year with $14.0 million in cash and cash equivalents, up from $11.0 million at year-end 2024 — a 28% increase highlighting growing financial flexibility and momentum toward long-term sustainable growth.
•First production powertrains delivered for Blue Bird school buses. Xos delivered its first production electric powertrains to Blue Bird Corporation, expanding beyond commercial vehicles into the school bus market and validating Xos's powertrain technology platform as a scalable OEM solution.
Platform and Product Milestones:
•Xos Hub™ energy storage proving reliability at scale. Xos Hub units deployed across customer fleets have now charged gigawatt-hours of energy in the aggregate, and the most active individual units have completed thousands of charge cycles each — proving the reliability and durability of Xos's mobile energy storage technology in demanding real-world conditions.
•Next-generation Hub variants in development. The Company began development of the Xos Hub 210 kWh, Xos Hub 420 kWh and Xos Hub 630 kWh models, which will enter production in 2026. These next-generation variants expand the addressable market for Xos Hub across a broader range of fleet sizes and charging use cases.
•Customer fleets surpass millions of cumulative miles. Subsequent to year end, multiple Xos customer fleets surpassed millions of cumulative miles driven on their respective Xos vehicles — a milestone that validates the long-term reliability, performance, and total cost of ownership advantage of the Xos platform.

•Industry's most competitive electric truck chassis — priced below $100,000. Subsequent to year end, Xos began offering its electric truck chassis at $99,000, making it the most competitively priced battery-electric commercial stripped chassis on the market. This pricing positions Xos to capture accelerating demand as fleet operators evaluate electrification on pure economics, regardless of the evolving incentive landscape.

"2025 was a defining year for this company," said Dakota Semler, Chief Executive Officer of Xos. "Our flagship energy-storage solution, the Xos Hubs, have now charged gigawatt-hours of energy across thousands of cycles. We shipped our first production powertrains to Blue Bird. Our customers have driven millions of miles on Xos vehicles. And we're now offering the most competitively priced electric truck chassis in the industry — below $100,000. Three consecutive quarters of positive free cash flow proved the model works. But what excites me most is what this team is building: a multi-product platform that wins on reliability, wins on economics, and wins regardless of where the incentive landscape goes. The companies that thrive in this next chapter will be the ones whose products stand on their own — and that's exactly what we've built."

"The financial progress in 2025 speaks for itself," said Liana Pogosyan, Chief Financial Officer of Xos. "Three consecutive quarters of positive free cash flow, EBITDA loss cut by more than half, a 28% reduction in full-year operating expenses, and $14 million in cash to start 2026. We restructured our balance sheet, extended our financial runway and unlocked over $20 million in long-term savings — all while this team continued to execute. The discipline is structural, not situational, and it positions us well for the year ahead."
Fourth Quarter and Full Year 2025 Financial Highlights

	Quarters ended			Years ended
(in millions)	31 Dec 2025	30 Sep 2025	31 Dec 2024	31 Dec 2025	31 Dec 2024
Revenues	$5.2	$16.5	$11.5	$46.0	$56.0
Gross (loss) profit	$(2.6)	$2.5	$(3.7)	$2.7	$4.0
Non-GAAP gross profit(1)	$0.3	$2.6	$2.7	$4.1	$10.0
Net income (loss)	$(9.8)	$2.1	$(19.0)	$(25.3)	$(50.2)
Loss from operations	$(9.7)	$(7.0)	$(14.6)	$(33.1)	$(45.9)
Non-GAAP operating loss(1)	$(4.6)	$(4.8)	$(6.4)	$(24.3)	$(32.1)
Inventories	$25.0	$25.2	$36.6	$25.0	$36.6
Cash and cash equivalents	$14.0	$14.1	$11.0	$14.0	$11.0
____________________________
(1) For further information about how we calculate Non-GAAP financial measures, such as Non-GAAP gross profit, Non-GAAP operating loss, Adjusted EBITDA, and free cash flow, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.

Balance Sheet and Capital Structure:

•$20.7 million in estimated cash savings from Mesa facility lease termination. In 2025, Xos reached an agreement to terminate the lease on its Mesa, Arizona manufacturing facility, unlocking an estimated $20.7 million in cash savings through 2033 and focusing production resources on its Byrdstown, Tennessee operations.

•Convertible note restructured with extended runway through 2028. In 2025, the Company amended its outstanding Convertible Note with $20 million in initial principal amount, which was originally due August 2025, to spread principal payments over ten quarterly installments through February 2028 — enhancing near-term liquidity and extending financial runway.
•Additional capital raised under ATM program. Xos raised $2.4 million, net of offering costs, under its at-the-market offering program during 2025, further reinforcing near-term liquidity.

2026 Outlook:

Xos’s outlook for 2026 is as follows:

Revenue	$40.0 to $50.0 million
Non-GAAP operating loss (1)	$11.9 to $13.3 million
Unit Deliveries (2)	350 to 500 units
____________________________
(1) This press release does not provide a forward-looking reconciliation from Non-GAAP operating loss to net loss, the most directly comparable GAAP measure, due to the uncertainty and the potential variability of inputs of the financial information. For the same reason, we are unable to address the probable significance of the unavailable information.
(2) Unit deliveries forecast includes our powertrain and Xos Hub products, stepvans and stripped chassis.

The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in our “Cautionary Statement Regarding Forward-Looking Statements” disclaimer. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Conference Call and Webcast Details
Date / Time:        Thursday, March 26, 2026, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast:        https://viavid.webcasts.com/starthere.jsp?ei=1755990&tp_key=c94b49acd2
U.S. Toll-Free Dial In:    1-833-816-1411
International Dial In:    1-412-317-0507
Conference ID:        10207279

To access the call by phone, please dial in approximately ten minutes before the start of the call. Alternatively, guests may be connected to the call through ViaVid's Call me™ feature by navigating to:
https://callme.viavid.com/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9JmluZm89Y29tcGFueSZyPXRydWUmYj0xNg==
and using the Passcode 2622531.

For those unable to participate in the live call, an audio replay will be available following the call through midnight Thursday, April 9, 2026. To access the replay, please call 1-844-512-2921 or 1-412-317-6671 (International) and enter access code 10207279. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.
About Xos, Inc.
Xos is a leading energy storage and fleet electrification solutions provider. The Xos Hub is a proactive, movable power source delivering high-capacity output and high-speed charging in one. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The Company leverages its proprietary technologies to provide a diverse customer base with rapid-deployment energy storage and charging solutions and commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos's unaudited condensed consolidated interim financial results. Xos's non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss, non-GAAP gross profit and Adjusted EBITDA, which are defined below.

“Operating cash flow less CapEx (Free Cash Flow)” is defined as net cash provided by (used in) operating activities minus purchases of property and equipment.

“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.

“Non-GAAP gross profit” is defined as gross profit (loss) minus inventory write-downs and physical inventory and other adjustments.

“Adjusted EBITDA” is defined as EBITDA (earnings before interest, taxes, depreciation & amortization) minus change in fair value of derivatives, change in fair value of earn-out shares liability, gain on lease termination and stock based compensation.

Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss, non-GAAP gross profit, and Adjusted EBITDA reflects additional means for management and investors to use when evaluating Xos's ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos's future results will be unaffected by unusual or non-recurring items. It is important to note Xos's computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss, non-GAAP gross profit, and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss, non-GAAP gross profit, and Adjusted EBITDA in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos's operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information; expectations and timing related to product deliveries and customer demand; business model effectiveness; product reliability; ability to compete effectively regardless of government incentives; sufficiency of existing cash reserves and near-term liquidity; customer acquisition and order metrics; ability to access additional capital and Xos’s long-term strategy and future growth. These forward-looking statements may be identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “likely,” “may,” “might,” “opportunity,” “plan,” “possible,” “project,” “potential,” “predict,” “seek,” “seem,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’s liquidity and access to capital when needed, including its ability to service its indebtedness; (ii) Xos’s ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos's products; (iv) Xos's ability to meet production milestones and fulfill backlog orders; (v) changes in the industries in which Xos operates; (vi) variations in operating performance across competitors; (vii) changes in laws and regulations affecting Xos's business, including changes to tax incentive policies; (viii) Xos's ability to implement its business plan or meet or exceed its financial projections; (ix) Xos's limited operating history; (x) Xos's ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages; (xi) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry; (xii) macroeconomic and political conditions, including the potential for economic downturns as a result of the war in Iran and shortages of access to oil, energy and other key industrial inputs; and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos's most recently filed Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, copies of which may be obtained by visiting Xos's Investors Relations website at https://www.xostrucks.com/sec-filings or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.

Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Consolidated Balance Sheets
Unaudited

(in thousands, except par value)	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$14,040	$10,996
Accounts receivable, net	6,035	26,870
Inventories	24,961	36,567
Prepaid expenses and other current assets	4,841	7,868
Total current assets	49,877	82,301
Property and equipment, net	4,320	6,111
Operating lease right-of-use assets, net	1,534	3,193
Other non-current assets	4,632	6,728
Total assets	$60,363	$98,333

Liabilities and Stockholders’ Equity
Accounts payable	$2,473	$8,931
Convertible debt, current	6,500	19,970
Other current liabilities	14,685	17,768
Total current liabilities	23,658	46,669
Common stock warrant liability	73	121
Other non-current liabilities	1,345	17,933
Convertible debt, non-current	12,000	—
Total liabilities	37,076	64,723

Stockholders’ Equity
Common stock $0.0001 par value per share, authorized 1,000,000 shares, 11,403 and 8,046 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1	1
Preferred stock $0.0001 par value per share, authorized 10,000 shares, 0 shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	252,026	237,029
Accumulated deficit	(228,740)	(203,420)
Total stockholders’ equity	23,287	33,610
Total liabilities and stockholders’ equity	$60,363	$98,333

Xos, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues	$5,220	$11,474	$45,992	$55,961
Cost of goods sold	7,857	15,191	43,268	51,996
Gross profit (loss)	(2,637)	(3,717)	2,724	3,965

Operating expenses
General and administrative	4,539	8,051	24,797	35,083
Research and development	1,882	1,936	8,000	10,627
Sales and marketing	681	868	3,010	4,129
Total operating expenses	7,102	10,855	35,807	49,839

Loss from operations	(9,739)	(14,572)	(33,083)	(45,874)

Gain on operating lease termination	481	—	9,875	—
Other expense, net	(641)	(4,812)	(2,137)	(4,561)
Change in fair value of derivative instruments	147	421	48	274
Change in fair value of earn-out shares liability	—	6	—	39
Loss before provision for income taxes	(9,752)	(18,957)	(25,297)	(50,122)
Provision for income taxes	—	24	23	37
Net loss	$(9,752)	$(18,981)	$(25,320)	$(50,159)

Net loss per share
Basic	$(0.86)	$(2.36)	$(2.71)	$(6.69)
Diluted	$(0.86)	$(2.36)	$(2.71)	$(6.69)
Weighted average shares outstanding
Basic	11,348	8,034	9,360	7,500
Diluted	11,348	8,034	9,360	7,500

Reconciliation of Adjusted EBITDA, Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Profit:
Adjusted EBITDA Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
(in thousands)	2025	2024	2025	2024	2025
Net income (loss)	$(9,752)	$(18,981)	$(25,320)	$(50,159)	$2,123
Other expense, net	641	4,812	2,137	4,561	240
Depreciation	582	792	2,183	3,343	531
Provision for income taxes	—	24	23	37	(2)
EBITDA	(8,529)	(13,353)	(20,977)	(42,218)	2,892
Change in fair value of derivatives	(147)	(421)	(48)	(274)	39
Change in fair value of earn-out shares liability	—	(6)	—	(39)	—
Gain on operating lease termination	(481)	—	(9,875)	—	(9,394)
Stock based compensation	2,185	1,823	7,407	7,710	2,125
Adjusted EBITDA	$(6,972)	$(11,957)	$(23,493)	$(34,821)	$(4,338)

Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
(in thousands)	2025	2024	2025	2024	2025
Net cash provided by (used in) operating activities	$2,399	$3,298	$5,365	$(48,795)	$3,077
Purchase of property and equipment	—	—	—	(304)	—
Free-Cash Flow	$2,399	$3,299	$5,365	$(49,099)	$3,077
Non-GAAP Operating Loss:

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
(in thousands)	2025	2024	2025	2024	2025
Loss from operations	$(9,739)	$(14,572)	$(33,083)	$(45,874)	$(6,994)
Stock-based compensation	2,185	1,823	7,407	7,710	215
Inventory reserves	1,815	3,752	(263)	2,940	128
Physical inventory and other adjustments	1,096	2,632	1,593	3,141	(26)
Non-GAAP Operating Loss	$(4,643)	$(6,365)	$(24,346)	$(32,083)	$(4,767)

Non-GAAP Gross Profit:

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
(in thousands)	2025	2024	2025	2024	2025
Gross profit (loss)	$(2,637)	$(3,717)	$2,724	$3,965	$2,531
Inventory reserves	1,815	3,752	(263)	2,940	128
Physical inventory and other adjustments	1,096	2,632	1,593	3,141	(26)
Non-GAAP Gross Profit	$274	$2,667	$4,054	$10,046	$2,633